Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of November 5, 2020, is made and entered into by and among RELIV’, INC., an Illinois corporation, RELIV’ INTERNATIONAL, INC., a Delaware corporation, RELIV’ WORLD CORPORATION, an Illinois corporation, SL TECHNOLOGY, INC., a Missouri corporation, and CHESTERFIELD PARTNERS LLC, a Missouri limited liability company (collectively, jointly and severally, the “Borrowers” and each as a “Borrower”), and ENTERPRISE BANK & TRUST, a Missouri chartered trust company (together with its successors and assigns, the “Lender”).

RECITALS

WHEREAS, the Borrowers have requested that the Lender provide certain loan(s) and/or other financial accommodations to the Borrowers, for the purposes herein described; and

WHEREAS, the Lender is willing to provide the loan(s) and/or other financial accommodations herein described to the Borrowers on the terms and subject to the conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.     Definitions.

1.1.     Defined Terms. As used in this Agreement, and in addition to those terms otherwise defined herein, the following terms shall be defined as set forth below:

“Affiliate” means (i) any Person which, directly or indirectly, controls or is controlled by or is under common control with another Person, and (ii) any Persons which may be considered affiliated under the meaning given in 13 CFR 121.301(f). For the purpose of clause (i) of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, either directly or indirectly, whether through the ownership of voting securities or by contract or otherwise, of any Person.

“Agreement” means this Loan Agreement, as the same may be amended, supplemented or modified from time to time.

“Approved Purposes” means for the purposes of funding the Going Dark Transaction, payoff existing Indebtedness of Borrowers’ owed to the Lender, to finance certain minor repairs to the Real Estate, and provide additional working capital for the Borrowers.

“Assignment of Leases and Rents” means that certain Amended and Restated Assignment of Leases and Rents, dated as of the date hereof, as the same may be amended, restated, supplemented or modified from time to time.

“Anti-Terrorism Law” means any Requirement of Law related to money laundering or financing terrorism, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56) (the “USA Patriot Act”), The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).

“Board” means the Board of Governors of the Federal Reserve System.

“Business Day” means any day that is not a Saturday, Sunday or other day on which Lender’s office in St. Louis, Missouri is authorized or required by law to remain closed.

“Capitalized Lease” means any lease which is capitalized on the books of the lessee, or should be so capitalized under GAAP.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Collateral” means all Property of the Borrowers and/or any other Person described as collateral in the Security Documents. The Collateral includes, without limitation, the Real Estate.

“Compliance Certificate” means a certificate in the form of Exhibit A attached hereto.

“Contingent Obligation” means, as to any Person, any guarantee of Indebtedness or any other obligation of any second Person or any assurance with respect to the financial condition of any second Person, whether direct, indirect or contingent, including without limitation, any purchase or repurchase agreement or other arrangement of whatever nature having the effect of assuring or holding harmless any third Person against loss with respect to any obligation of such second Person; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

“Corporate Guarantor” means The Merrick Company, L.L.C., an Illinois limited liability company, f/k/a Baroness Investments, LLC, f/k/a Baroness Merger, LLC.

“Deed of Trust” means that certain Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, that encumbers the Real Estate, as the same may be amended, restated, supplemented or modified from time to time.

“Default” means any act, event, condition or omission which, with the giving of notice or lapse of time, would constitute an Event of Default if uncured or unremedied.

“Direct Marijuana Business” means a business that grows, produces, processes, distributes, or sells marijuana or marijuana products, edibles, or derivatives, even if such activity is de minimis.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Effective Date” means the date on which the conditions set forth in Section 4 hereof shall have been satisfied or waived in writing by Lender, except those conditions which by the express terms of Section 4 hereof may be satisfied after the Effective Date, or which Lender otherwise agrees in writing may be performed after the Effective Date. Lender shall determine the Effective Date; provided, however, that in the absence of Lender affirmatively specifying the Effective Date in writing, the Effective Date shall be the date on which the Loan Advance occurs hereunder.

“Environmental Indemnity Agreement” shall mean, collectively, that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by the Obligors for the benefit of the Lender, as the same may be amended, renewed, modified and/or restated from time to time.

“Environmental Laws” means all federal, state and local laws including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge, emission or release of air pollutants, water pollutants or process waste water or otherwise relating in any way, directly or indirectly to the environment or hazardous substances in general or to storage tanks, petroleum products, PCBs or asbestos, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility, Cleanup and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources, state environmental protection agency or any Governmental Authority whatsoever, now or at any time hereafter in effect.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“Event of Default” means the occurrence of any of the events specified in Section 7.1 hereof.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Going Dark Transaction” means the buyout of a certain number of shareholders of Reliv’ International, Inc. in order to allow the delisting such Borrower’s shares from the Nasdaq Stock Exchange and subsequently deregistering such Borrower’s shares under the Securities Exchange Act of 1934.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranties” means, collectively, shall mean, collectively, each guaranty executed by any of the Guarantors in favor of Lender, now or hereafter securing any of the Loan, as the same may be amended, renewed, modified and/or restated from time to time; each a “Guaranty.”

“Guarantors” means, collectively, Corporate Guarantor, Donald L. McCain, individually, Stephen M. Merrick, individually, Robert L. Montgomery, individually, and any other Person who may from time to time guarantee the Loan; each a “Guarantor.”

“Hazardous Substance” means any substance in a form, quantity, or manner which if known to be present on, under, in or about any real property would require clean-up, removal or some other remedial action under any Environmental Laws.

“Hemp-Related Business” means a business that grows, produces, processes, distributes or sells products purportedly made from hemp that has not demonstrated to the Lender’s satisfaction that the business’s activities and products are legal under federal and state law. Lender acknowledges that a segment of Borrowers’ business does grow, produce, process, distribute and/or sell products purportedly made with hemp and Borrowers have demonstrated to the Lender that such business activities currently comply with federal and state law.

“Indebtedness” of any Person means, collectively and without duplication, (i) all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Indebtedness is to be determined, excluding, however, accounts payable and accrued liabilities incurred in the ordinary course of that Person’s business that are owed to sellers of goods or services to that Person and are in an amount not greater than the cost of such goods or services, (ii) indebtedness secured by any Lien on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed, (iii) obligations of such Person to pay money under non-compete, consulting or similar agreements, and (iv) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by such Person and other contingent obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others. For purposes of determining a Person’s aggregate Indebtedness at any time, “Indebtedness” shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a Capitalized Lease under GAAP.

“Indirect Marijuana Business” means a business that derives any of its gross revenue for the previous year (or, if a start-up, projects to derive any of its gross revenue for the next year) from sales to Direct Marijuana Businesses of products or services that could reasonably be determined to support the use, growth, enhancement or other development of marijuana.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, preference, priority or other preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

“Loan” means the loan in the maximum principal amount of $4,000,000, to be made and advanced by the Lender to the Borrowers on the terms and subject to the conditions of this Agreement.

“Loan Advance” means the advance or disbursement of the principal of the Loan.

“Loan Documents” means this Agreement, the Security Documents, the Note, the Guaranties, and all other documents, instruments, agreements and certificates related to or executed by any Borrower and/or any other Obligor in connection with this Agreement and the transactions contemplated hereby, or which otherwise evidence or secure the Loan, and any schedule or exhibit thereto, all as the same may from time to time be amended, modified, extended, renewed or restated; each individually, a “Loan Document.”

“Maturity Date” means the maturity date specified in the Note, or such earlier date on which the Note become due and payable pursuant to Section 7.2 hereof.

“Note” means that certain Promissory Note, dated as of the date hereof, executed by Borrowers to the order of Lender, in the face principal amount of $4,000,000, as the same may be amended, modified, extended, renewed or restated from time to time.

“Obligations” means, collectively, the Loan and each and every other debt, liability and monetary obligation of every type and description which the Borrowers, or any of them, may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several, joint and several, and including, specifically, but not limited to, all Indebtedness (including, without limitation, letter of credit reimbursement obligations and indemnity obligations) of the Borrowers, or any of them, arising under this Agreement, the Note, the Security Documents, or any other Loan Document.

“Obligor” means each Borrower, each Guarantor, and each other Person who now or at any time hereafter guarantees or otherwise becomes primarily or secondarily liable on any of the Indebtedness or who grants the Lender a security interest upon any of the property of such Person as security for any of the Indebtedness and/or any Guaranty.

“Organizational Documents” means, with respect to the Person in question, its charter, certificate or articles of organization or incorporation, certificate of formation, bylaws, limited liability company agreement, operating agreement, members agreement, shareholders’ agreement, partnership agreement, certificate of partnership, partnership agreement, voting trust agreement, or similar agreement(s) or instrument(s) governing the formation and operation of such Person.

“Permitted Liens” has the meaning set forth in Section 6.1 hereof.

“Pension Plan” means any employee benefit plan covering any officers or employees of Borrower, any benefits of which are, or are required to be, guaranteed by the Pension Benefit Guaranty Corporation (“PBGC”) or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, partnership, joint venture, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Premises” means all premises where the Borrowers, or any of them, conduct their business or have any rights of possession.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Real Estate” means the real property and improvements located at 112 and 136 Chesterfield Industrial Blvd., Chesterfield, MO 63005, as such properties are more particularly described in the Deed of Trust.

“Responsible Officer” means, for Borrowers and Corporate Guarantor, the manager, managing member, authorized member, president, vice president or other officer, as applicable, of such entity.

“Requirement of Law” means, as to any Person, any Organizational Document or governing documents of such Person, and any law, statute, treaty, rule or regulation, or determination or ruling of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject, including, without limitation, Environmental Laws.

“Sanctions” means, sanctions administered or enforced by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United States Department of State, United Nations Security Council, European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Security Agreement” means, the Security Agreement dated as of the date hereof, executed by Borrowers to and in favor of Lender, as the same may be amended, restated, supplemented or modified from time to time.

“Security Documents” means, collectively, the Deed of Trust, the Assignment of Leases and Rents, the Environmental Indemnity Agreement, the Security Agreement, and any other document, instrument or agreement delivered by any Borrower or any other Obligor to the Lender, or any other Person to the Lender, from time to time to secure the Obligations.

“Settlement Statement” has the meaning set forth in Section 4.1(n) hereof.

“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company, joint venture, trust or estate of or in which more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (ii) the interest in the capital or profits of such partnership, limited liability company, or joint venture or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person.

“Title Company” means Old Republic Title Company of St. Louis, Inc., on behalf of Old Republic National Title Insurance Company, and/or any other agent selected by Lender.

“Title Policy” means, collectively, those certain ALTA Loan Policies, using the 2006 ALTA Form, issued by the Title Company in favor Lender, and any endorsements thereto, insuring that the Deed of Trust constitutes a valid and enforceable first priority Lien against the Real Estate, in such amount as Lender requires.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Missouri; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Lender’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Missouri, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

1.2.     Other Definitional and Interpretive Provisions.

(a)     UCC Terms. The terms “Account,” “Account Debtor,” “Chattel Paper,” “Equipment,” “Fixtures,” “Inventory” and “Proceeds” if used and not otherwise defined herein have the respective meanings given to them in the UCC.

(b)     Accounting Terms. As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrowers not defined in Section 1.1 hereof, and accounting terms partly defined in Section 1.1 hereof to the extent not defined, shall be construed in accordance with the past practices of Borrowers as consistently applied, and all financial data delivered pursuant to this Agreement shall be prepared in accordance with such principles.

(c)     Interpretation Generally. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein to: (x) Articles, Sections, Exhibits, and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 2.     Amount and Terms of Loan.

2.1.     Loan. Upon the terms and subject to the conditions of this Agreement, the Lender agrees to make a loan to the Borrowers in the maximum principal amount of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00). The Loan shall be advanced in a single disbursement on the Effective Date, on the terms and subject to the conditions herein. The Loan is not a revolving facility, and Borrowers shall not have the right to re-borrow any portion of the principal balance of the Loan repaid by Borrowers.

2.2.     Note; Payments. The Loan made by the Lender pursuant hereto shall be evidenced by the Note. The Note shall bear interest on the unpaid principal amount thereof from time to time outstanding at the interest rate identified in the Note, and the Borrowers shall make payments of principal and/or interest at the times and in the manner required under the Note. The Loan will mature and become fully due and payable on the Maturity Date. The Note is incorporated herein by this reference.

2.3.     Approved Purposes. Borrowers shall use the principal of the Loan for the Approved Purposes. Each Borrower hereby acknowledges and agrees that the Approved Purpose of “working capital” (i) shall be used to pay a Borrower’s general and administrative expenses incurred in the ordinary course of business, and (ii) shall be consistent with such Borrower’s proposed business operations as approved by Lender. The Borrowers acknowledge and agree that each Borrower has been allocated portions of the principal of the Loan for certain Approved Purposes. No Borrower shall use principal of the Loan other than the principal which has been allocated to such Borrower.

2.4.     Record Keeping. Lender shall record in its records, the date and amount of the Loan made by Lender. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loan owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrowers hereunder or under the Note to repay the principal amount of the Loan hereunder, together with all interest accruing thereon.

2.5.     Increased Costs. If the adoption or effectiveness of any applicable law, rule, regulation, order, guideline or request or any change therein after the Effective Date, or any change adopted or effective after the Effective Date in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by Lender under the Loan Documents, or (b) impose on Lender any other conditions directly or indirectly affecting this Agreement; and the result of any of the foregoing is to increase the cost to Lender of issuing or maintaining the Loan, or to reduce the amount of any sum received or receivable by Lender hereunder or reduce the rate of return on its capital with respect to Loan, then, Borrowers agree to pay to Lender an additional amount or amounts as will compensate Lender for such increased cost or reduction. Such additional amounts and/or reduction shall be allocated to this Agreement and the Note or any outstanding amount of the Loan as determined by Lender, using any reasonable method which treats Borrower consistently with similarly situated borrowers. A certificate submitted to Borrowers by Lender, setting forth the basis for the determination of such additional amount or amounts necessary to compensate Lender or as aforesaid shall be final and conclusive and binding on Borrowers absent manifest error. Borrowers shall pay to Lender the amount shown as due on such certificate within ten (10) days after receipt thereof.

Section 3.     Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make the Loan hereunder, and in recognition of the fact that the Lender is acting in reliance thereupon, the Borrowers hereby jointly and severally represent and warrant to the Lender that:

3.1.     Financial Condition. All financial statements and reports of Borrowers and Guarantors, and any related statements of operations, members’ investment and changes in cash position for the fiscal month, quarter or year, as applicable, which have been furnished to the Lender are complete and correct and fairly present the financial condition of the Borrowers and Guarantors, as of the dates reflected on the financial statements, and fairly present the results of their respective operations for the period covered thereby, all in accordance with the past practices of Borrowers and Guarantors as consistently applied. As of the date of this Agreement, there has been no material change in such conditions or such operations since the most recent financial statements submitted to the Lender. As of the respective dates thereof, the Borrowers and Guarantors have no material Indebtedness, Contingent Obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment, which is not reflected in any of the foregoing statements or in the notes thereto.

3.2.     No Change. Except for a reduction in sales in some foreign markets related to COVID-19, since the date the Borrowers applied for the Loan, there has been no material adverse change in the business, operations, assets, Property, prospects or financial condition of any Borrower or any other Obligor, and there has been no fire, explosion, labor dispute, storm, act of God, accident or other casualty which has affected the business, operations, assets, Property, prospects or financial condition of any Borrower or any other Obligor.

3.3.     Existence - Borrowers. Each Borrower is a limited liability company and/or corporation duly organized or incorporated, as applicable, validly existing, and in good standing under the laws of the state of its formation and has the limited liability company or corporate power and authority and the legal right to own and operate its Property, to lease the Property it leases and operates, and to conduct the business in which it is currently engaged.

3.4.     Existence – Corporate Guarantor. Corporate Guarantor is a limited liability company and/or corporation duly organized or incorporated, as applicable, validly existing, and in good standing under the laws of the state of its formation and has the limited liability company or corporate power and authority and the legal right to own and operate its Property, to lease the Property it leases and operates, and to conduct the business in which it is currently engaged.

3.5.     Qualification in other Jurisdictions. Each Borrower and Corporate Guarantor is duly qualified and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification.

3.6.     Compliance with Laws. Each Borrower and each other Obligor is in compliance with all Requirements of Law. Borrowers do not have any Subsidiaries, except as set forth on Schedule 3.5 attached hereto and incorporated herein by reference. The Borrowers’ chief executive office and the principal place of their businesses is located at the Real Estate.

3.7.     Loan Documents; Enforceable Obligations. Each Obligor has the requisite power and authority to enter into, execute, deliver and perform all of its obligations under all Loan Documents to which it is a party and to grant the Liens provided for in the Security Documents to which it is a party. Borrowers have the limited liability company or corporate power and authority to borrow under this Agreement. The Loan Documents to which each Borrower and/or any other Obligor is a party, including, but not limited to, this Agreement, constitute legal, valid and binding obligations of Borrowers and any other Obligor, as applicable, enforceable against it in accordance with their respective terms.

3.8.     No Legal Bar. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents, including, but not limited to, this Agreement, the Security Documents and the Note (except for the filing of financing statements). The execution, delivery and performance of the Loan Documents, the prospective borrowings hereunder and the Approved Purposes thereof, (i) have been duly authorized by all necessary action on the part of each Borrower and any other Obligors, as applicable, (ii) will not require any consent or approval of any Borrower’s or any other Obligor’s owners, board of directors, partners, or any other Person not already obtained, (iii) will not violate any Requirement of Law or any Contractual Obligation of any Borrower or any other Obligor, and (iv) will not result in, or require, the creation or imposition of any Lien on any Borrower’s or any other Obligor’s Property or revenues pursuant to any Requirement of Law or Contractual Obligation except as provided in the Security Documents.

3.9.     No Litigation or Judgments. Except as disclosed on Schedule 3.8 attached hereto and incorporated herein by reference, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened by or against either Borrower, any other Obligor, or against any of their respective Property or revenues. There are no orders, decrees or judgments relating to any litigation, investigation or other proceeding which is outstanding and has not been satisfied, of record against either Borrower or any other Obligor, or against any of their respective Property or revenue.

3.10.     No Default. No Borrower is in default under or with respect to any Contractual Obligation in any respect which would give any creditor of such Borrower the right to accelerate the maturity of any Indebtedness of such Borrower or which could be materially adverse to the business, operations, assets, Property, prospects or financial condition of such Borrower, or which could have a material adverse effect upon the ability of such Borrower to perform its obligations under the Loan Documents. No event which would constitute, or which but for the requirement that notice be given or time elapse or both would constitute, a Default or Event of Default has occurred and is continuing.

3.11.     Ownership of Property; Liens. Each Obligor has good and marketable title of all of its Property which it owns, and with respect to certain leased equipment, all such leases are in full force and effect. None of the Collateral of any Borrower or any other Obligor is subject to any Lien, except Permitted Liens.

3.12.     No Burdensome Restrictions. No Contractual Obligation of any Borrower and no Requirement of Law has a material adverse effect upon, or insofar as the Borrowers may reasonably foresee may have such an effect upon the business, operations, assets, Property, prospects or financial condition of the Borrowers, or any of them.

3.13.     Taxes. Each Borrower and each other Obligor have paid all taxes and assessments, including interest and penalties, shown to be due on any assessments, invoices or other bills made against it or any of its Property and all other taxes, fees and other charges imposed on it or its Property by any Governmental Authority. Neither Borrowers nor any other Obligor has any outstanding unpaid tax liabilities (except for taxes which are currently accruing from its current operations and ownership of Property, which are not delinquent) and no tax deficiencies have been proposed or assessed against them. The Borrowers and each other Obligor have timely filed all tax returns required to be filed by it, or has timely filed an extension for such return, and has (or will) timely file the return within the extension period.

3.14.     Security Documents. The Security Documents create a legal, valid Lien in the Collateral described therein and a floating Lien against all Proceeds of such Collateral as security for the Loan made hereunder. Upon filing of the Deed of Trust and one or more financing statements, the Lien of Lender in the Collateral shall be a perfected first priority Lien, valid against all creditors of, and against all purchasers from, the Borrowers and Guarantors, as applicable, in such Collateral. No indenture, deed of trust, mortgage, security agreement, financing statement, or equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is recorded or on file with any public office, except such evidencing Permitted Liens.

3.15.     Board Regulations. No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect.

3.16.     Investment Company Act. No Borrower is an “investment company” or “company controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.17.     Dividends, Distributions and Redemptions. No Borrower has paid or declared any dividend, or made any other distribution on account of any class of its ownership interests, or redeemed, purchased or otherwise acquired, directly or indirectly, any ownership interests from any owner having any interest in any Borrower, for tax year 2019 and 2020, except as Borrowers may have disclosed to the Lender in writing and for the Going Dark Transaction.

3.18.     Intellectual Property. Borrowers possess adequate trademarks, trade names, copyrights, patents, permits, service marks and intellectual property licenses, or rights thereto, for the present and planned future conduct of its business substantially as now conducted, without any known conflict with the rights of others which might result in a material adverse effect on the Borrowers, or any of them.

3.19.     Partnerships; Joint Ventures. Except for Borrower’s investment in Nutracom, LLC, no Borrower is a member of any partnership or joint venture.

3.20.     Fiscal Year. The fiscal year of each Borrower ends on December 31st of each year.

3.21.     Business Licenses. Each Borrower and Corporate Guarantor has obtained and now holds all licenses, permits, certificates, approvals and the like required under all Requirements of Law of the jurisdiction(s) where such Borrower and/or Corporate Guarantor, as applicable, conducts its business, and each remains valid and in full force and effect.

3.22.     Condition of Property. All owned and leased buildings and equipment of the Borrowers is in good condition, repair and working order in all material respects and conform in all material respects to all Requirements of Law.

3.23.     Leases; Real Estate Ownership. No Borrower is a party to any real property lease or similar arrangement, and no Borrower owns any real property other than the Real Estate or is a party to any lease or similar arrangement except as otherwise set forth on Schedule 3.23.

3.24.     Zoning. No Borrower nor Corporate Guarantor is in violation of any zoning, building or other Requirement of Law of any Governmental Authority having jurisdiction relating to the Premises occupied by any Borrower, and the Borrowers and Corporate Guarantor, as applicable, have all certificates of occupancy and any other permits and/or licenses necessary or required for the continued use and operation of such Premises and as otherwise necessary to operate their businesses.

3.25.     Hazardous Substances. There are no Hazardous Substances which have been, are, or will be present, used, stored, deposited, treated, recycled or disposed of on, under, in or about the any Borrower’s Premises during the period of its ownership or use of the Premises (except in the ordinary course of business in compliance with all Environmental Laws), (ii) the Borrowers have no knowledge, after due inquiry, of any prior use or existence of any Hazardous Substance on the Premises, including ground water, by any prior owner of or person using the Premises (except uses in the ordinary course of business in compliance with all Environmental Laws), (iii) without limiting the generality of the foregoing, the Borrowers have no knowledge, after due inquiry, that the Premises contain asbestos, polychlorinated biphenyl components (PCBs) or underground storage tanks, (iv) there are no conditions existing currently or, to the Borrowers’ knowledge, likely to exist during the term of this Agreement which would subject Borrowers, or any of them, to any damages, penalties, injunctive relief or clean-up costs in any governmental or regulatory action or third-party claim relating to any Hazardous Substance, (v) no Borrower is subject to any court or administrative proceeding, judgment, decree, order or citation relating to any Hazardous Substance, and (vi) the Borrowers in the past have been, at the present are, and in the future will remain in compliance with all Environmental Laws.

3.26.     Unauthorized Aliens. No Borrower has been determined by the Secretary of Homeland Security or the Attorney General to have engaged in a pattern or practice of hiring an alien, recruiting an alien, or referring an alien for a fee for employment in the United States, knowing that that person is an unauthorized alien.

3.27.     Compliance with Anti-Terrorism Laws.

(a)     No Borrower, nor any of their Affiliates, nor their respective officers, directors, brokers or agents, (i) has violated any Anti-Terrorism Laws or (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b)     No Borrower, nor any of their Affiliates, nor their respective officers, directors, brokers or agents, is a Person that is, or is owned or controlled by any Person(s) that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria.

(c)     No Borrower, nor any of their Affiliates, nor their respective officers, directors, brokers or agents, (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Person, or in any country or territory, that is the subject of any Sanctions, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

3.28.     Cannabis. Borrowers were not, and are not, an Indirect Marijuana Business, Direct Marijuana Business, or a Hemp-Related Business. Borrowers have not done, and do not do, business with an Indirect Marijuana Business, Direct Marijuana Business, or a Hemp-Related Business, and have not engaged, and do not engage, in any financial transaction involving a Direct Marijuana Business, Indirect Marijuana Business or Hemp-Related Business.

3.29.     Business with Third Parties. Borrowers have not or do not do business with any vendor, supplier, customer or any other Person that any Borrower knows, or should reasonably know, is conducting business in a way that violates a Requirement of Law in any material respect.

3.30.     Employee Benefit Plans. Except as otherwise hereafter disclosed to Lender, Borrower does not maintain a pension, retirement, profit sharing or similar employee benefit plan that is subject to ERISA.

3.31.     Labor Matters. Except as otherwise hereafter disclosed to Lender, (a) Borrowers are not a party to any labor dispute, and there are no strikes or walkouts relating to any labor contract to which Borrowers are subject, (b) hours worked and payments made by Borrowers to the employees of Borrowers have not been in violation of (i) the Fair Labor Standards Act or (ii) any other applicable law dealing with such matters, and (c) all payments due from Borrowers in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on its respective books.

3.32.     Information. All documentation and information made available to Lender by or on behalf of any Borrower or any Guarantor, or their representatives (other than financial projections) is true, correct and complete in all material respects. Any financial projections concerning Borrowers now or hereafter delivered to Lender have been prepared in good faith based on assumptions that Borrowers believed to be reasonable at the time such financial projections were prepared.

3.33.     No Misleading Statements. No representation or warranty of any Borrower contained herein or made by any Borrower in any other Loan Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representation or warranty not misleading in light of the circumstances under which it was made.

3.34.     Continuing Nature. Borrowers hereby acknowledge and agree that the representations and warranties made herein shall be and remain true and correct as of the date hereof and at all times thereafter so long as the Borrowers’ Obligations remain outstanding.

Section 4.     Conditions Precedent.

4.1.     Conditions to Closing. On or prior to the closing of the Loan, the Borrowers shall fulfill and satisfy the following conditions, all of which are conditions precedent to Lender’s obligation to make the Loan Advance:

(a)     Note and Other Loan Documents. Lender shall have received this Agreement, duly executed by a Responsible Officer of Borrowers and the Obligors, and all of the following agreements, documents and instruments, each dated as of the date hereof and in form and substance acceptable to Lender:

(i)     Note. The Note, payable to the order of the Lender, duly executed by a Responsible Officer of Borrowers.

(ii)     Security Documents. The Security Documents, duly executed by a Responsible Officer of each Borrower and each other Obligor a party thereto, as applicable.

(iii)     Guaranties. The Guaranties, duly executed by each Guarantor party thereto.

(iv)     Trustee’s Certificate. A certificate of the trustee of any trust Obligor certifying as to: (i) the current trustee of the trust, (ii) the trustee’s power and authority to execute, deliver and perform the Loan Documents to which it is a party, and (iii) the accuracy of the copy of the trust attached thereto.

(v)     Officer’s Certificates. A certificate of each of the Responsible Officers of Borrowers and Corporate Guarantor, dated as of even date herewith, certifying as to: (i) the incumbency and signatures of the Responsible Officer signing the Loan Documents on behalf of each Borrower and Corporate Guarantor, as applicable, (ii) the adoption and continued effect of resolutions of the board of directors, partners, members, managers or other governing body of each Borrower and Corporate Guarantor, as applicable, in all respects acceptable to Lender, authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and (iii) the accuracy of the copy of the Organizational Documents of each Borrower and Corporate Guarantor, as applicable, attached thereto.

(vi)     Other Documents. Such other documents, instruments and agreements as the Lender reasonably requires.

(b)     Financing Statements. Financing Statements on the appropriate form shall have been filed in each jurisdiction where necessary, to perfect a security interest in the Collateral as created by the Security Documents or otherwise, and officially stamped acknowledgment copies of said financing statements or other evidence of such filings satisfactory to the Lender have been or will be delivered to the Lender within five (5) Business Days of the Effective Date. Furthermore, each Borrower agrees to, and/or cause the other Obligors to, prepare, execute, deliver and/or file such other documents, forms, financing or continuation statements or other written matter relating to the Collateral or the perfection thereof or take such further action relating to the perfection of the Lender’s rights in the Collateral as the Lender may request from time to time within five (5) Business Days of such request.

(c)     Lease. Lender shall have received a true, complete and correct copy of each of the leases (or subleases) described on Schedule 3.23, if any (the “Leases”), in all other respects acceptable to Lender. Lender shall also have received an estoppel certificate and subordination, nondisturbance and attornment agreement from each tenant under such lease.

(d)     Insurance. Borrowers shall have purchased all insurance required by the Loan Documents, and the Lender shall have received copies of the policies and certificates of insurance for the insurance policies required pursuant to the terms of the Loan Documents, in form and substance acceptable to Lender, and evidence of the payment of all premiums therefor, and with such endorsements added as are required under the Loan Documents or otherwise required by Lender in its sole discretion.

(e)     Title Policy and Endorsements. Lender shall have received the Title Company’s irrevocable commitment to issue the Title Policy, which shall insure that the Deed of Trust will be a first priority Lien on the property described therein, as applicable, subject to no Liens, claims, exceptions or encumbrances other than those acceptable to Lender, and each such Title Policy shall be in such amount as Lender may require, and contain endorsements acceptable to Lender.

(f)     Documents Affecting Title. Lender shall have received copies of all recorded documents affecting the Real Estate and copies of such documents, if any, as Borrowers and/or Guarantor have provided to the Title Company in connection with the issuance and underwriting of the Title Policy.

(g)     Flood. Lender shall have received evidence that (a) no portion of the Real Estate or any leased Premises is located in an area designated by the Federal Emergency Management Agency (FEMA) as having special flood hazards, or if any portion of the Real Estate or any leased Premises is so located, evidence that flood insurance acceptable to Lender is in effect; and (b) no portion of the Real Estate or any leased Premises is located in a federally, state or locally designated wetland or other type of government protected area.

(h)     UCC and Other Searches. Lender shall have received, current and appropriate Uniform Commercial Code searches for the Borrowers and the Guarantors, from all appropriate filing offices, showing only permitted and anticipated Liens acceptable to Lender in its sole discretion; and Lender shall also have received such tax lien, judgment, litigation, bankruptcy and other searches concerning each Borrower and Guarantors as the Lender requires, as may be required by Lender, in each case satisfactory to Lender in all respects.

(i)     Licenses/Permits. Lender shall have received evidence that Borrowers have an employer identification numbers and all insurance, licenses, permits and other approvals necessary to lawfully operate its business and to own and operate its Property.

(j)     Financial Statements, Tax Returns and Projections. Lender shall have received such financial statements, tax returns and financial projections concerning Borrowers and/or the Guarantors as the Lender requires.

(k)     Ownership/Management. Lender shall have received evidence satisfactory to it of the current ownership and management for Borrowers, and such ownership and management shall not have changed without the Lender’s approval since the submission of Borrowers’ application for the Loan.

(l)     Opinions. If required by the Lender, counsel to the Borrowers and Guarantors reasonably satisfactory to the Lender shall have delivered to the Lender an opinion addressed to the Lender, in form, scope and substance satisfactory to the Lender and its counsel, concerning the legality, validity, enforceability and binding effect of all Loan Documents, the due authorization, execution and delivery by Borrowers and the Guarantors of the Loan Documents to which they are a party, and as to such other matters as the Lender may reasonably require.

(m)     Lender Fees and Expenses. Borrowers shall pay or reimburse the Lender for all of its out-of-pocket costs and expenses incurred in connection with the negotiation, consideration, development, preparation and/or execution of, the Loan Documents or any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, Lender’s attorneys’ fees and costs, and all fees and costs for appraisals, environmental reports or surveys, land surveys, title commitments, title insurance policies, title endorsements, UCC searches, and other searches and the fees and disbursements of counsel to the Lender.

(n)     Settlement Statement. Lender or its closing agent shall have prepared, and Borrowers shall have executed, a settlement statement in form and substance acceptable to Lender (the “Settlement Statement”), showing the anticipated Loan Advance and the payments and/or disbursements to be made from Loan principal, including the costs of the transaction to be paid in connection with the closing of the Loan, which shall constitute Borrowers’ irrevocable authorization and direction to make the Loan Advance.

(o)     Appraisal. An appraisal of the Real Estate indicating that the amount of the Loan is not more than eighty percent (80%) of the aggregate fair market “as-is” value of the Real Estate, and acceptable in form and substance to the Lender.

(p)     Other Real Estate Information. Evidence satisfactory to the Lender, and in such form as the Lender may require, including but not limited to a Phase I environmental assessment, that the Real Estate is free of material environmental problems and in material compliance with all Environmental Laws; an ALTA survey of the Real Estate containing such information and matters of survey as Lender may reasonably request

(q)     Loan Fee. Borrowers shall have paid Lender loan commitment fee in the amount of FIVE HUNDRED AND 00/100 DOLLARS ($500.00).

(r)     Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender and the Lender’s counsel.

4.2.     Additional Conditions Precedent to the Loan Advance. In addition to the other conditions set forth herein, the obligation of the Lender to make the Loan Advance shall be conditioned upon and subject to the payment to the Lender of all fees, costs and/or charges then owing from Borrowers to the Lender under the Loan Documents (including without limitation any attorneys’ fees due and owing by Borrowers to the Lender) and satisfaction of all of the following conditions:

(a)     Representations and Warranties. The representations and warranties made by the Borrowers herein, in any Loan Document, or in any certificate, document, financial statement or other statement delivered hereunder shall be true and correct, as of the date of such Loan Advance.

(b)     Obligations Complete. Borrowers shall have performed all of their obligations under all Loan Documents which are required to be performed on or prior to the date of such Loan Advance.

(c)     No Material Adverse Change. There shall be no unremedied adverse change in the financial condition, organization, performance, prospects, management, operation, or assets of any Borrower or any Guarantor.

(d)     No Default. No Default or Event of Default shall then exist.

(e)     No Litigation. No litigation or proceedings are pending (including proceedings under Title 11 of the United States Code) against any Borrower or any Guarantor, which litigation or proceedings, in the sole and absolute discretion of the Lender, would adversely affect any Borrower’s or any Guarantor’s ability to perform its respective obligations under the Loan Documents, and no litigation or proceedings are pending or threatened which involve or affect any Collateral.

(f)     Prior Conditions Remain Satisfied. All conditions under Section 4.1 above shall have been, and shall remain, satisfied.

4.3.     Loan Advance. At such time as all conditions precedent to Lender’s obligation to make the Loan Advance set forth in Section 4.1 and Section 4.2 are satisfied or otherwise waived in writing by Lender, Lender shall make, to the extent required, the Loan Advance, through the Title Company, or some other agent in Lender’s sole discretion, for those items shown on the Settlement Statement.

Section 5.     Affirmative Covenants. Each Borrower hereby agrees that, so long as the Note remains outstanding and unpaid or any other Indebtedness is owed by any Borrower to the Lender, or the Lender has any commitment to Borrowers, or any of them, to extend funds, that each Borrower shall:

5.1.     Financial Statements. Furnish to the Lender or cause to be furnished:

(a)     Annual Audited Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of Borrowers, annual audited financial statements (with footnotes) for each Borrower for the preceding fiscal year, certified and dated by a Responsible Officer of each Borrower. These annual financial statements shall be audited by independent public accountants of recognized standing selected by the Borrowers and reasonably satisfactory to the Lender and shall include (i) a balance sheet and an income statement; (ii) a statement of cash flows, and (iii) such other information and reports as Lender may from time to time reasonably request;

(b)     Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the close of each fiscal quarter, quarterly financial statements for each Borrower for the preceding fiscal quarter year, prepared, certified and dated by a Responsible Officer of each Borrower;

(c)     Personal Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each calendar year, personal financial statements for each Guarantor with liquidity verification, in the form of investment account statements and/or bank statements;

(d)     Tax Returns. Within thirty (30) days after filing, and in any event within one hundred twenty (120) days of the end of each calendar year, provide signed copies of (i) each Borrower’s federal tax returns and supporting schedules, as requested by Lender; and (ii) each Guarantor’s federal and state tax returns and supporting schedules; provided, however, that Borrowers and Guarantors may file an extension of their federal and state tax returns, and if so, they will provide a copy of the filed extension to Lender, at the time the extension is filed, together with the actual filed federal and state tax returns, on or before the expiration of the extension period;

(e)     Compliance Certificate. As soon as available and in any event within forty-five (45) days after the close of each fiscal quarter, a Compliance Certificate certified and dated by a Responsible Officer of each Borrower;

(f)     Nutracom Financials. No less than annually, and quarterly upon request of Lender, Borrower shall provide copies of Nutracom, LLC’s annual (and quarterly upon request of Lender) financial statements for the preceding calendar year (and preceding calendar quarter upon request of Lender), certified and dated by a an officer of Nutracom, LLC; and

(g)     Other Information. Such other financial and other information, statements and reports as Lender may from time to time request.

All such financial statements shall be complete and correct in all material respects and be prepared in reasonable detail and in accordance with the past practices of Borrowers and Guarantors on a basis consistent with the most recent financial statements delivered to Lender prior to the date hereof, except that annual financial statements shall be subject to normal year-end audit adjustments.

5.2.     Payment of Taxes and Other Obligations. Pay, discharge or otherwise satisfy, as they become due, all federal, state and local taxes, assessments, and other governmental charges or levies imposed upon it, its income or any of its Property, and on wages due to its employees (including income, payroll, real estate and sales taxes), as well as claims for labor, material or supplies that if unpaid might by law become a Lien on any Borrower’s Property.

5.3.     Conduct of Business, Maintenance of Existence and Compliance with Law. Continue to engage in business of the same general type as now conducted by Borrowers, and preserve, renew and keep in full force and effect Borrowers’ existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual Obligations, and all other Requirements of Law.

5.4.     Maintenance of Property, Insurance.

(a)     Keep all Property useful and necessary in its business in good working order and condition, and maintain insurance with financially sound and reputable insurance companies on all of its Property and business operations as may be required in Exhibit B and under the other Loan Documents, which at all times shall be in such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, as determined by Lender (including, without limitation, commercial general liability, property and worker’s compensation insurance) and upon request of the Lender, furnish to the Lender a schedule showing all insurance policies which the Borrowers have in force, certified by a Responsible Officer of each Borrower.

(b)     Within ten (10) days of a request of Lender, furnish to Lender original or electronic copies of policies evidencing such insurance, and a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Borrower. Borrower shall cause each issuer of an insurance policy to provide Lender with an endorsement (i) showing Lender as loss payee with respect to each policy of property or casualty insurance and naming Lender as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days’ notice (or 10 days’ notice in the case of cancellation for nonpayment of premiums) will be given to Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to Lender. The insurance provisions herein contained are in addition to, and not in lieu of, any other provisions regarding insurance in any of the other Loan Documents.

(c)     Without limitation of any provision hereof, the insurance policies to be purchased and maintained by Borrowers in accordance with the foregoing paragraph during the term of the Loan shall include: personal property hazard insurance; commercial general liability insurance; dram shop/host liquor liability insurance; working compensation insurance and (if applicable) flood insurance.

“UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.”

(d)     Notwithstanding anything else contained in this Section 5.4 to the contrary, this Section 5.4 shall not apply to Chesterfield Partners LLC or any Property owned, now or hereafter, by Chesterfield Partners LLC.

5.5.     Inspection of Property; Books and Records; Discussions. (a) Maintain a standard and modern system of accounting and keep proper books of account in a manner satisfactory to the Lender, in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; (b) at the Borrowers’ expense, permit representatives of the Lender to visit and inspect and appraise any of its Property and examine and make abstracts from any of its books and records during normal business hours and at any reasonable intervals provided as long as no Event of Default has occurred and is continuing, the Lender provides reasonable prior notice of such visits; (c) permit representatives of the Lender to discuss the business, operations, assets, Properties, prospects and financial condition of the Borrowers with the members, managers, officers, directors, partners, employees or other agents of the Borrowers and with their accountants; and (d) allow all Governmental Authorities to furnish reports of examinations, or any records pertaining to Borrowers, upon request of the Lender.

5.6.     Notices. Promptly, and in any event within five (5) days after any Borrower knows or has reason to know thereof, give written notice to the Lender:

(a)     Default. Of the occurrence of any Default or Event of Default;

(b)     Default Pursuant to Contractual Obligation. Of any default or event of default under any Contractual Obligation of any Borrower for $25,000.00 or more;

(c)     Litigation and Other Proceedings. Of any litigation, arbitration, investigation or other proceeding which may be threatened, pending or filed against, or otherwise exists at any time involving any Borrower in excess of $100,000.00 or any Guarantor in excess of $50,000.00;

(d)     Loss or Damage. Of any loss or damage (ordinary wear and tear excepted) to any Collateral;

(e)     Material Adverse Change. Of any existing or forecasted material adverse change in the business, operations, assets, Property, prospects or financial condition of any Borrower or any Guarantor, or which would otherwise adversely affect the Lender’s rights under the Loan Documents;

(f)     Change in Organizational Documents. Of any proposed change in any Borrower’s or any Corporate Guarantor’s Organizational Documents or other governing documents, together with a copy of the amendment, modification or restatement of each such document; and

(g)     Change in Trust Guarantors. Of any proposed change, modification, amendment, restatement, termination and/or revocation of either any trust of any Guarantor, including but not limited to any change in the trustees named therein as of the date of the Loan.

5.7.     Orders, Decrees and Other Documents. Provide to the Lender, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Borrowers, or any of them, or a cleanup, removal, remedial action, or other response by or on the part of Borrowers, or any of them, under Environmental Laws which seeks damages or civil, criminal or punitive penalties from Borrowers, or any of them for an alleged violation of Environmental Laws.

5.8.     Litigation. Cause any litigation, arbitration or other proceeding to be vigorously contested in good faith, by all appropriate action, with counsel reasonably acceptable to the Lender, and in the event of an adverse ruling or decision in any such proceeding, prosecute all allowable appeals therefrom, and without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of each such proceeding. Any proposed settlement relating to any such proceeding involving any Borrower in excess of $100,000.00 or any Guarantor in excess of $50,000.00 shall be subject to prior review and approval of the Lender. Each Borrower acknowledges and agrees that the Lender may intervene and participate, with counsel selected by the Lender, in any and all such proceedings, at Lender’s sole option and in its sole discretion, and without obligation to do so. All such proceedings, including without limitation, all of the Lender’s costs, and fees and disbursements of Lender’s counsel in connection with any such proceedings, whether or not the Lender is a party thereto, shall be at Borrowers’ expense. To the extent that the Lender incurs any such expenses, including attorneys’ fees and fees and charges for court costs, bonds and the like, Borrowers shall reimburse the Lender for all such expenses upon demand and the amount due to the Lender shall bear interest from the date so incurred by the Lender until repaid to the Lender at the Default Rate specified in the Note. The foregoing provisions of this Section 5.8 shall not limit or affect the provisions of Section 7.1(i) below.

5.9.     Environmental. At all times comply with all Environmental Laws, and promptly notify the Lender if there has been, or may have been, a release of Hazardous Substances in, at or under any Premises owned or leased by any Borrower, including groundwater, or if any Borrower or such Premises are subject to any investigation or enforcement action by any Governmental Authority.

5.10.     Additional Equity. In the event the cost of any Approved Purpose has accrued or is anticipated to accrue to an amount higher than what is shown in Section 2.3, Borrowers shall be responsible for injecting additional cash equity upon Lender’s request to cover all overages, actual or anticipated.

5.11.     Approved Purposes. Accept the Loan Advance in accordance with the provisions hereof and if such Loan Advances is made, use or cause the Loan Advance to be used solely for the purposes permitted under this paragraph and Section 2.3.

5.12.     Borrower’s Accounts. Except for certain payroll accounts maintained at Regions Bank, maintain all of its operating and reserve accounts as demand deposit accounts with Lender, and the same are hereby pledged to Lender as additional security for the Loan.

5.13.     ERISA. Borrowers shall promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed would reasonably be expected to result in the imposition of a Lien against any of its properties or assets, and will promptly notify Lender of the occurrence of any reportable event (as defined in Section 4043 of ERISA) which would reasonably be expected to result in the termination by the PBGC of any Pension Plan or of receipt of any notice from the PBGC of its intention to seek termination of any Pension Plan or appointment of a trustee therefore. Borrowers shall also notify Lender of its intention to terminate any Pension Plan or withdraw therefrom unless it shall be in compliance with all terms and conditions of this Agreement after giving effect to any liability to the PBGC resulting from such termination or withdrawal.

5.14.     Financial Covenants.

(a)     Minimum Fixed Charge Coverage after Taxes. Borrowers shall have a minimum Fixed Charge Coverage After Taxes of not less than 1.10 to 1. This covenant will be measured annually on an annualized basis commencing with the fiscal year ending December 31, 2020.  As used herein:

“Fixed Charge Coverage After Taxes” is defined as the ratio of (EBITDA –  Taxes –  Unfinanced Capex – Distributions) divided by (Funded Indebtedness + Interest Expense)

 “Capex” means expenditures on new and replacement property, plant and equipment.

“Distributions” means dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity.

“EBITDA” means for any period, consolidated net income of the Borrower(s) for such period, before interest expense, income tax expense, depreciation and amortization and further adjusted to exclude any gain or loss on the sale of assets and other extraordinary gains or losses.

“Funded Indebtedness” means, for any period, the schedule of principal payments on long-term Indebtedness, payable during such period.

“Interest Expense” means, for any period, interest on Indebtedness during such period.

“Taxes” means, for any period, all income taxes of Borrower(s) as reflected on its income statement and calculated in accordance with GAAP.

“Unfinanced” means, for any period, any expenditure of money during such period which is not financed with borrowed funds and is capitalized on Borrowers’ balance sheet.

(b)     Minimum Liquidity: Guarantors (on a combined basis) shall maintain a minimum Liquidity of $1,000,000 at all times. This covenant will be tested annually based upon the documents provided to Lender pursuant to Sections 5.1(c) and (d).

“Liquidity” means cash and those assets that can be readily converted into cash within 30 days.

5.15.     “Going Dark”. No later than the date that is six (6) months after the Effective Date, Lender shall have received (a) evidence of the completion of the Going Dark Transaction and steps taken to accomplish the same, including but not limited to the Form 25, press release, Form 8-K, website announcement, Form 15 and updated shareholder list; (b) evidence satisfactory to it that all approvals from the board of directors and shareholders of Reliv’ International Inc. have been received with respect to such Borrower’s buyout of a certain number of shareholders in order to allow the delisting such Borrower’s shares from the Nasdaq Stock Exchange and subsequently deregistering such Borrower’s shares under the Securities Exchange Act of 1934, (c) a copy of an issued Presentation of Fairness from Houlihan Capital to Reliv’ International, Inc. providing, among other things, that, in their opinion, the foregoing buyout is fair, in general, from a financial point of view and a redemption price range between $3.00 and $4.00 is fair to the stockholders from a financial perspective; and (d) a final accounting of the use of the proceeds of the Loan demonstrating it was used for the Approved Purposes, which shall contain such detail and supporting documentation as determined and requested by the Lender.

Section 6.     Negative Covenants. Each Borrower hereby agrees that, so long as the Note remains outstanding and unpaid or any other Indebtedness is owed by Borrowers, or any of them, to the Lender, or the Lender has any commitment to Borrowers, or any of them, to extend funds, that each Borrower shall not, directly or indirectly, without the prior written consent of Lender in each instance:

6.1.     Limitation on Disposal of Property and Liens. Cause, permit, suffer or allow any voluntary or involuntary sale, conveyance, lease, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) a legal or beneficial interest in any Property, or any portion thereof, of any Borrower, except in the ordinary course of business and provided, however, that the foregoing shall not be deemed to preclude the following (“Permitted Liens”):

(a)     Liens for taxes, assessments or governmental charges which are not yet due or delinquent;

(b)     Liens in favor of the Lender;

(c)     Pledges or deposits made under applicable worker’s compensation laws, unemployment insurance laws, social security laws or other similar legislation; and

(d)     Deed of Trust encumbering the Real Estate with a second priority position behind the Lender, filed by Chesterfield Partners LLC to secure each Guarantor’s Guaranty of the Obligations.

(e)     Other Liens authorized by Lender in writing, in its sole discretion, including but not limited to those set forth in the Title Policy.

6.2.     Prohibition of Fundamental Changes. Other than the Going Dark Transaction and shares traded on the open stock market by non-Affiliate stockholders of Borrowers, enter into any transaction of merger, consolidation or amalgamation; liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets; acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, any Person; make any material change in the nature of its present business or its method of conducting its present business; change any Borrower’s tax election with the Internal Revenue Service; or permit any change in the ownership of any Borrower’s outstanding stock, membership interests, partnership interests or other ownership interests.

6.3.     Dividends and Distributions. Except for Chesterfield Partners LLC, declare any dividends or distributions on any class of any Borrower’s stock, partnership interests, limited liability company membership interests or other ownership interests, whether now or hereafter outstanding, make any payment on account of any class of any Borrower’s stock, limited liability company membership interests, partnership interests or other ownership interests, whether now or hereafter outstanding, set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of any class of any Borrower’s stock, limited liability company membership interests, partnership interests or other ownership interests, whether now or hereafter outstanding, or make any other distribution of assets, either directly or indirectly, whether in cash, Property or otherwise to any Borrower’s shareholders, members or other equity owners, (a) at any time following any Default or Event of Default, or (b) at any time, if such dividend, distribution or other payment would cause a Default or Event of Default.

6.4.     Investments. Except for Chesterfield Partners LLC, make or commit to make, any advance, loan, extension of credit or capital contribution to, or purchase or commit to purchase any stocks, bonds, notes, debentures or other securities of, or make any other investment in, any Person (all such transactions being herein called “investments”) or create or participate in the creation of any Subsidiary except, (a) the purchase of United States government bonds and obligations; (b) the purchase of Lender certificates of deposit and prime rated commercial paper having a maturity not exceeding one year; (c) loans and advances to employees and agents in the ordinary course of business for reasonable travel and entertainment expenses and similar items; (d) investments in money market funds in which investments are restricted to short term obligations of the types described in clauses (a) and (b) above; (e) deposits in demand and savings accounts; and (f) other investments permitted with the Lender’s prior written approval.

6.5.     Restriction on Indebtedness and Asset Acquisition. Create, incur, assume or have outstanding any Indebtedness, except (a) the Obligations under this Agreement; (b) other Indebtedness owed to Lender; and (c) acquire the stock or other ownership interests in, or all or substantially all of the assets of, any other business or business enterprise.

6.6.     Changes in Accounting Principles; Fiscal Year. Make any change in its principles or methods of accounting as currently in effect, except such changes as are required by the past practices of any Borrower or Corporate Guarantor or changes in GAAP or change its fiscal year.

6.7.     Leases. Become a party to, or agree to become a party to, any lease, other than the Leases permitted herein and described on Schedule 3.23 hereof, and no Borrower will amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or grant any concessions to or waive the performance of any obligations of any tenant under, any lease to which it is a party, including the Leases, without the prior approval of Lender. Borrowers will not, directly or indirectly, cause or permit to exist any condition which would result in the termination or cancellation of, any lease to which any Borrower is a party, including the Leases. Borrowers shall perform all obligations under the leases to which they are a party, including the Leases. Lender reserves the right to request a fully executed copy of any lease to which any Borrower is a party, which Borrowers shall provide to Lender upon request for same. Borrowers acknowledge that Lender will not grant its consent for any Borrower to enter into any lease or occupancy agreement with any Person who any Borrower knows, or should reasonably know, is conducting its business in a way that violates a Requirement of Law in any material respect.

6.8.     Accounts Receivable. Except in the ordinary course of Borrowers’ business, discount, in any material respect, or sell with recourse, or sell for less than the face amount thereof, any of its Accounts or notes receivable, whether now owned or hereafter acquired.

6.9.     Contingent Obligations. Incur any Contingent Obligation other than in favor of the Lender.

6.10.     Subsidiaries. Make, create or allow the creation of any new Subsidiary.

6.11.     Affiliates. Suffer or permit any transaction with any Affiliate of any Borrower, except on terms not less favorable to such Borrower than would be usual and customary in similar transactions with non-affiliated persons, or enter into or permit any transaction with any Subsidiary or Affiliate of any Borrower or any Person in control of, controlled by or under common control with either of the foregoing in order to avoid the operation of any of the covenants hereof.

6.12.     Change In Name. Change the legal name of any Borrower or change the state of organization of any Borrower or its principal place of business.

6.13.     Partnerships; Joint Ventures. Become a member of any partnership or joint venture.

6.14.     Fiscal Year. Change the fiscal year of any Borrower.

6.15.     Amendments of Agreements. Propose, consent to, vote for, join, permit or allow any amendment, modification, restatement or other alteration of any Borrower’s Organizational Documents or other governing documents, except as required in connection with the Going Dark Transaction.

6.16.     Margin Stock. Use the proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board), to extend credit to others for the purpose of purchasing or carrying margin stock, or to undertake any other activity inconsistent with the Board’s Regulations. If requested by the Lender, the Borrowers shall furnish to the Lender, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

6.17.     Ownership. Permit or allow any change to its ownership structure or any change in the owners of any Borrower to the extent that each of the individual Guarantors no longer owns, directly or indirectly, an ownership interest in each of the Borrowers.

6.18.     Environmental Laws. Fail to comply with the requirements of all applicable Environmental Laws, and without limiting the generality of the foregoing, fail to promptly undertake and diligently pursue to completion appropriate and legally authorized remedial containment and clean-up action in the event of any release of Hazardous Substances on, upon or into any Premises.

6.19.     Government Regulation. (a) Be or become subject at any time to any law, regulation, or list of any Governmental Authority (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lender from making any advance or extension of credit to any Borrower or from otherwise conducting business with any Borrower, or (b) fail to provide documentary and other evidence of any Borrower’s identity as may be requested by the Lender at any time to enable the Lender to verify such Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

6.20.     Anti-Terrorism Laws. Directly or indirectly:

(a)     (i) Violate any Anti-Terrorism Laws, (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development's Financial Action Task Force on Money Laundering, or (iii) permit any of their respective Affiliates, or the employees or agents thereof, to violate these laws or engage in these actions.

(b)     Use, directly or indirectly, the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (x) to fund any activities or business of or with any Person, or in any country or territory, that, is, or whose government is, the subject of Sanctions at the time of such funding, or (y) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as underwriter, advisor, investor, or otherwise).

(c)      (i) Deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) permit any of their Affiliates, or the employees or agents thereof, to do any of the foregoing.

6.21.     Cannabis. Be or become an Indirect Marijuana Business, Direct Marijuana Business, or a Hemp-Related Business. Borrowers will not do any business with an Indirect Marijuana Business, Direct Marijuana Business, or a Hemp-Related Business, and will not engage in any financial transaction involving a Direct Marijuana Business, Indirect Marijuana Business or Hemp-Related Business.

6.22.     Business with Third Parties. Do business with any vendor, supplier, customer or any other Person that any Borrower knows, or should reasonably know, is conducting business in a way that violates a Requirement of Law in any material respect.

6.23.     Locations. Purchase, lease or otherwise acquire any other business locations.

6.24.     Trust Amendments. Permit or allow any trust of a Guarantor to be revoked, modified, amended, and/or restated during the term of the Loan, without the prior written consent of the Lender.

Section 7.     Defaults.

7.1.     Events of Default. An “Event of Default” shall be deemed to have occurred if:

(a)     Principal or Interest. The Borrowers shall fail to pay (i) any principal and/or interest on the Note when due, or (ii) any other amount payable hereunder or under any other Loan Document, and such failure shall continue for five (5) days after Lender’s demand for payment thereof;

(b)     Representation or Warranty. Any representation or warranty made or deemed made by any Borrower or any other Obligor in the Loan Documents or any certificate, document, financial statement or other statement furnished at any time under or in connection with the Loan Documents, proves to have been incorrect in any material respect on or as of the date made;

(c)     Going Dark Transaction. The Borrowers shall fail to satisfy the requirements of Section 5.15;

(d)     Covenants. The Borrowers shall fail to perform or observe any agreement, covenant, condition, provision or term contained in any of the Loan Documents (other than a breach that would be an Event of Default under another provision of this Section), and such failure continues unremedied for ten (10) days after written notice thereof is given to such Borrower by the Lender;

(e)     Contingent Obligation or Indebtedness. Any Borrower fails to make when due and fails to cure within any applicable grace period, any payment which is due pursuant to any Contingent Obligation or Indebtedness (separate and apart from than any Indebtedness owing under the Note or hereunder) or in any other way defaults in connection with any Indebtedness or Contingent Obligation; such default enables others to declare such Indebtedness or Contingent Obligation to be due, demand payment or accelerate maturity; such Indebtedness or Contingent Obligation is accelerated or otherwise declared to be due; and the aggregate liability due thereunder or in connection therewith is One Hundred Thousand Dollars ($100,000.00) or more;

(f)     Insolvency, Bankruptcy, Etc. Any Borrower or any other Obligor: (i) becomes unable to pay its debts when due whether or not said debts are subject to a bona fide dispute, otherwise becomes insolvent or admits in writing that it is insolvent; (ii) makes a general assignment for the benefit of creditors; (iii) makes a general assignment to an agent authorized to liquidate any substantial amount of its Property; (iv) files, or consents to the filing of, any proceeding, petition or case under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors which constitutes the commencement of a case and/or constitutes an order for relief or which seeks: (1) an adjudication that any Borrower or any other Obligor (as applicable) is bankrupt or insolvent, (2) a reorganization, arrangement, winding up, liquidation, dissolution, composition or other relief with respect to the debts of any Borrower or any Guarantor (as applicable), or (3) the appointment of a receiver, trustee, custodian or other similar official for any Borrower or any other Obligor (as applicable) or any substantial portion of their respective assets; (v) has filed against it such a proceeding, petition or case if such proceeding, petition or case remains undischarged, undismissed or unbonded for sixty (60) days or results in such an adjudication, the entry of an order for such relief or such an appointment; or (vi) has filed against it any proceeding or action which seeks the issuance of a warrant of attachment, execution, distraint or similar process against any part of its assets if such proceeding or action results in the issuance of such process and such process is not vacated, discharged, stayed or fully bonded within sixty (60) days of entry thereof;

(g)     Unsatisfied Judgments, Etc. A judgment, decree, warrant, writ, attachment, execution or similar process which is not within thirty (30) days of the entry thereof satisfied, released, vacated, discharged, stayed or fully bonded pending appeal, is entered, issued or levied against any Borrower or any other Obligor and together with other such processes, if any, represents an aggregate liability of One Hundred Thousand Dollars ($100,000.00) or more;

(h)     Loss of Perfection, Etc. Any Security Document ceases to be in full force and effect or ceases to create a valid first priority Lien on and security interest in the Collateral, or for any other reason the Lender shall cease to have a perfected Lien on and security interest in the Collateral (except for Permitted Liens described in Section 6.1);

(i)     Enforceability of Loan Documents. Any of the Loan Documents shall, at any time after their respective execution and delivery, and for any reason, cease to be in full force and effect or shall be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by any Borrower or any other Obligor, or any Borrower or any other Obligor shall deny that he, she or it has any or further liability or obligation thereunder or hereunder, as the case may be;

(j)     Litigation. Entry of an order or issuance of a governmental decree or similar action of any Governmental Authority which has the effect of enjoining or otherwise preventing or declaring invalid or unlawful the operation of any Borrower’s business or any material portion thereof, or the Lender at any time determines that any litigation, arbitration or other proceeding could affect the validity, enforceability or priority of any Lien of any Security Document or any other security for the Loan, or the Lender at any time determines that any litigation, arbitration or other proceeding could materially affect any Borrower’s or any other Obligor’s ability to perform his, her or its obligations under this Agreement or the other Loan Documents to which he, she or it is a party;

(k)     Material Adverse Change. Lender reasonably determines that a material adverse change has occurred in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects, of any Borrower or any other Obligor;

(l)     Guarantor Defaults. (i) The death or incapacity of any individual Guarantor; (ii) Corporate Guarantor enters into any transaction of merger, consolidation or amalgamation; liquidates, wind ups or dissolves itself (or suffer any liquidation or dissolution); or (iii) any Guarantor conveys, sells, leases, assigns, transfers or otherwise disposes of, in one transaction or a series of transactions, all or a substantial part of its business or assets;

(m)     Loan Default. The occurrence of any default or event of default under any document, instrument or agreement evidencing or securing any other loan made by Lender or any of its Affiliates to any Borrower or any Obligor or any Affiliate of any Borrower or any Obligor, subject to any applicable notice and cure period set forth therein;

(n)     Other Defaults. Any “default” or “Event of Default” (however denominated) occurs under any other Loan Document, or any Borrower or any Obligor shall otherwise fail to perform or observe any term, covenant or agreement contained in any other Loan Document and such failure continues unremedied for ten (10) days after written notice thereof is given to any Borrower or any Obligor (as applicable) by the Lender; or

(o)     Other Defaults. Any other default or event of default (however denominated) occurs under any other agreement between any Obligor and Lender.

7.2.     Rights Upon Default. If an Event of Default specified in Section 7.1(e) above shall occur, the Lender’s obligations to make additional advances of the Loan hereunder shall immediately terminate and the Loan (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable. If any other Event of Default shall occur, the Lender may (a) by notice of default to the Borrowers, declare the Lender’s obligations hereunder (including any obligations to make further Loan Advances, if any) terminated forthwith, whereupon such obligations shall terminate, and/or (b) declare the Loan and all amounts owing hereunder and under the other Loan Documents to be due and payable forthwith, whereupon the same shall become immediately due and payable. The foregoing remedies are in addition to all rights and remedies available to Lender under the Loan Documents, at law and in equity, all of which may be exercised cumulatively and/or successively by Lender. Except as expressly provided above in this Section 7.2, presentment, demand, protest or further notice of any kind are hereby expressly waived by Borrowers.

Section 8.     Miscellaneous.

8.1.     Amendments and Waivers. No amendment, supplement, restatement, modification, or waiver of any provision hereof shall be effective except if in writing and duly executed by the Lender, and with respect to amendments, supplements, restatements or modifications, the Borrowers.

8.2.     Notices. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal delivery; (b) reputable overnight courier service; or (c) registered or certified, first class mail, return receipt requested. Any notice, demand or request sent pursuant to subsection (a) of this Section 8.2 shall be deemed received upon such personal delivery, and if sent pursuant to subsection (c) shall be deemed received three (3) days following deposit in the mail, and if sent pursuant to subsection (b) shall be deemed received on the next Business Day following delivery to the courier service:

The Borrowers:		Reliv’ International, Inc.
136 Chesterfield Industrial Blvd.
Chesterfield, MO 63005
Attn: Steve Albright

The Lender:		Enterprise Bank & Trust
Attention: Kenneth Gumper
300 St. Peters Centre Blvd.
St. Peters, MO 63376

	With a copy to:	Carmody MacDonald, P.C.
120 S. Central Ave. Suite 1800
St. Louis, MO 63105
Attn: Angela L. Drumm

8.3.     No Waiver; Cumulative Remedies. If the Lender fails to exercise, or delays before exercising, any right, remedy, power or privilege hereunder, such failure or delay shall not operate as a waiver thereof. The single or partial exercise of any right, remedy, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges otherwise provided by law.

8.4.     Survival of Representations and Warranties. All representations and warranties made hereunder and in any of the Loan Documents, or any certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents.

8.5.     Costs and Expenses; Indemnification. The Borrowers shall (a) pay or reimburse the Lender for all of its out-of-pocket costs and expenses incurred in connection with the negotiation, consideration, development, preparation and/or execution of, and any amendment, supplement or modification to, the Loan Documents or any other documents prepared in connection herewith (whether or not any such amendment, supplement, or modification is effected or consummated), and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Lender, (b) pay or reimburse the Lender for all of its costs and expenses including, but not limited to, litigation costs or costs incident to any proceeding relating to any Borrower pursuant to 11 U.S.C. §101 et seq. incurred in connection with the administration or enforcement of any of the Loan Documents, or the preservation of any rights or questions arising under or interpretations of the Loan Documents or any such other documents, including, without limitation, fees and disbursements of counsel, legal assistants or paralegals to the Lender, (c) pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of the Loan Documents or any such other documents, and (d) pay, indemnify and hold the Lender harmless from and against any and all taxes, as well as costs and expenses (including attorneys’ fees) associated with any effort to contest the imposition of such taxes, levied upon the Lender because of the transactions contemplated herein (including, without limitation, sales, occupational, excise, gross receipts, general corporation, personal property, privilege or license taxes, but not including taxes levied upon the net income of the Lender resulting from the transactions contemplated herein by the jurisdictions in which such Lender maintains its principal office or books the transactions contemplated herein) whether such taxes are levied by reason of the acts to be performed by the Borrowers, or any of them, hereunder or are levied upon the Lender, the Borrowers, or any of them, the Property of the Lender or otherwise. The obligations in this Section 8.5 shall survive repayment of the Note and all other Obligations.

8.6.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lender, all future holders of the Note and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of their rights, duties or obligations under this Agreement or any other Loan Document without the prior written consent of the Lender. Lender shall have the right to sell, assign or transfer all or any portion of its right, title and/or interest in and to this Agreement and the other Loan Documents (including the sale of participation interests therein), without the consent or approval of Borrowers, and Borrowers agree to cooperate and to cause the Obligors to cooperate in all respects with Lender in connection therewith, including, without limitation, the execution of all documents and instruments reasonably requested by Lender or such assignee, transferee or participant; provided that such documents and instruments do not materially adversely affect any of Borrowers’ or Obligors’ duties or obligations under the Loan Documents. Also without notice to or the consent of Borrowers, Lender or its affiliates may disclose to any actual or prospective purchaser or assignee of any participation or other interest in the Loan, any financial or other information, data or material in Lender’s possession relating to Borrowers, the Obligors, the Loan or any collateral, guarantees or security for the Loan, including without limitation financial information and/or tax returns.

8.7.     Governing Law and Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY ANY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE CIRCUIT COURT OF ST. LOUIS COUNTY, MISSOURI, OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MISSOURI OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. EACH BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS. EACH BORROWER WAIVES ANY CLAIM THAT ST. LOUIS COUNTY, MISSOURI OR THE EASTERN DISTRICT OF MISSOURI IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWERS SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

8.8.     Setoff. In addition to any rights or remedies provided by law, or any other rights or remedies provided for in the Loan Documents, upon the occurrence of any Event of Default, the Lender is hereby irrevocably authorized, at any time and from time to time without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers, to set off, appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of the Borrowers, or any part thereof, in such amounts as the Lender may elect, against and on account of the Obligations and claims of every nature and description of the Lender against the Borrowers, or any of them, whether arising hereunder, under the Note or otherwise, as the Lender may elect, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.

8.9.     Limitation of Liability; Waiver of Special Damages. Neither the Lender nor any of its affiliates, directors, officers, agents, attorneys or employees shall be liable to the Borrowers, or any of them, for any action taken, or omitted to be taken, by it or them or any of them under the Loan Documents or in connection therewith except that no Person shall be relieved of any liability imposed by law for willful misconduct. EACH BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT ANY BORROWER MAY HAVE TO CLAIM OR RECOVER FROM THE LENDER, OR ANY OF ITS PARENT COMPANIES, SUBSIDIARIES OR AFFILIATES, OR ITS DIRECTORS, OFFICES, EMPLOYEES, ATTORNEYS OR AGENTS IN ANY LEGAL ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

8.10.     Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

8.11.     Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

8.12.     Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Except as provided in Section 4, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

8.13.     Further Assurances. Upon request by the Lender, Borrowers shall promptly cure any defects in the creation, issuance and delivery of the Note and the execution and delivery of any other Loan Document, including this Agreement, and execute and deliver to Lender any and all such other and further documents, agreements and instruments as may be reasonably required by Lender to ensure compliance with, or the accomplishment of the covenants and agreements of Borrowers in the Loan Documents, including this Agreement, or to evidence further and to describe more fully any assets or property intended as security for the Note or to correct any errors or omissions in the Loan Documents, or to state more fully the obligations set out in this Agreement or in any of the other Loan Documents, or to create, perfect, protect or preserve any Liens and security interests created pursuant to any of the Loan Documents. In addition, and without limitation of the foregoing, Borrowers shall furnish or cause to be furnished to Lender such certificates, resolutions, and other documents necessary to evidence the authority of the person or persons signing the Loan Documents on behalf of Borrowers to execute the Loan Documents and consummate the transactions herein contemplated.

8.14.     Joint and Several Liability. Each Person that executes this Agreement as a “Borrower” shall be jointly and severally liable to the Lender with each other Borrower hereunder for the faithful performance of the obligations under this Agreement, the Notes and the other Loan Documents.

8.15.     JURY WAIVER. EACH BORROWER AND LENDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) THIS WAIVER IS IRREVOCABLE, (B) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (C) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (D) SUCH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (E) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

8.16.     USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for each of the Borrowers: When the Borrower opens an account, if the Borrower is an individual the Lender will ask for the Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow the Lender to identify the Borrower, and if the Borrower is not an individual the Lender will ask for the Borrower’s name, taxpayer identification number, business address, and other information that will allow the Lender to identify the Borrower. The Lender may also ask, if the Borrower is an individual to see the Borrower’s driver’s license or other identifying documents, and if the Borrower is not an individual to see the Borrower’s legal organizational documents or other identifying documents.

8.17.     Credit Reporting. Lender is authorized to report information to the appropriate credit reporting agencies whenever extending credit via a loan. Thereafter, Lender is authorized to routinely report information concerning, current payments, late payments, missed payments, servicing, liquidation, and charge-off activities throughout the life-cycle of any such loan. Each Borrower acknowledges and agrees that Lender may take such actions with regard to the Loan.

8.18.     Statutory Notice. The following notice is given pursuant to Section 432.047 of the Missouri Revised Statutes. As used herein, “you” means Borrowers, “us” means Lender, “creditor” means Lender, and “this writing” and the “credit agreement” means, collectively, this Agreement, the Note, the Security Documents and the other Loan Documents. ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

******************************************************************************

Signatures appear on the following page.

IN WITNESS WHEREOF, the Borrowers have executed and delivered this Agreement as of the day and year first above written.

“BORROWERS”

RELIV’, INC.,
an Illinois corporation

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery, President

RELIV’ INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery, Chief Executive Officer

RELIV’ WORLD CORPORATION,
an Illinois corporation

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery, President

SL TECHNOLOGY, INC.,
a Missouri corporation

By:	/s/ Ryan A. Montgomery
Ryan A. Montgomery, President

CHESTERFIELD PARTNERS LLC,
a Missouri limited liability company

By:	/s/ Stephen M. Merrick
Stephen M. Merrick, President

Loan Agreement

Signature Page

IN WITNESS WHEREOF, the Lender has executed and delivered this Agreement as of the day and year first above written.

“LENDER”

Enterprise Bank & Trust,
a Missouri chartered trust company

By:	/s/ Kenneth Gumper, Jr.
Kenneth Gumper, Jr., Regional Senior Lender

Loan Agreement

Signature Page

EXHIBIT A

Compliance Certificate

OFFICER’S COMPLIANCE CERTIFICATE

This quarterly Compliance Certificate is provided to Enterprise Bank & Trust (“Lender”) in connection with the Loan Agreement (“Loan Agreement”) dated as of November 5, 2020, among Lender and RELIV’, INC., an Illinois corporation, RELIV’ INTERNATIONAL, INC., a Delaware corporation, RELIV’ WORLD CORPORATION, an Illinois corporation, SL TECHNOLOGY, INC., a Missouri corporation, and CHESTERFIELD PARTNERS LLC, a Missouri limited liability company (collectively, jointly and severally, the “Borrowers” and each as a “Borrower”).

The enclosed copies of financial statements ([balance sheet and income statement]) of the Borrowers are complete and correct and present fairly, in all material respects, the financial position and the results of operations for the quarter now ending and year-to-date, in conformity with generally accepted accounting principles in the United States of America applied consistently throughout the periods covered thereby and with prior periods, subject to the absence of footnotes and normal year-end adjustments for quarterly financial statements.

The undersigned hereby certifies that all representations and warranties of the Borrowers in the Loan Agreement and other Loan Documents continue to be valid and are true and correct in all material respects as of the date of this certificate as if made on such date, that Borrowers comply with all affirmative and negative covenants in the Loan Agreement. Borrower further certifies, represents and warrants to Bank that the financial covenants established by and pursuant to the terms of the Loan Agreement as of _________________ were as follows:

Covenants Measured As Noted

	Covenants	Actual

Liquidity of Guarantors	$1,000,000	__________ (to be provided annually)

Fixed Charge Coverage Ratio	1.10:1.00	__________

Borrowers certify that no Event of Default under the Loan Agreement exists, or, if a Default or Event of Default exists, the nature of same is: _______________ and the plan for addressing and curing same is as follows: ___________.

[Signature Page to Follow]

Exhibit A

Loan Agreement

IN WITNESS WHEREOF, the undersigned has executed and delivered this Compliance Certificate as of the ____ day of __________, 20____.

“BORROWERS”

RELIV’, INC., an Illinois corporation

By:
Print Name:
Title:

RELIV’ INTERNATIONAL, INC.,
a Delaware corporation

By:
Print Name:
Title:

RELIV’ WORLD CORPORATION,
an Illinois corporation

By:
Print Name:
Title:

SL TECHNOLOGY, INC.,
a Missouri corporation

By:
Print Name:
Title:

CHESTERFIELD PARTNERS LLC,
a Missouri limited liability company

By:
Print Name:
Title:

Exhibit A

Loan Agreement

EXHIBIT B

Insurance Requirements

I. POLICIES REQUIRED:

Property (for the Property) – a policy or policies of “all risk” casualty insurance, special cause of loss form, in an amount not less than the full insurable value of the Property on a replacement cost basis. Such policy or policies must insure against loss or damage by hazards customarily included within such “all risk” policies and any other risks or hazards Lender may reasonably specify (including, without limitation, if required by Lender, mold, earthquake, flood, wind/hail, and/or coverage for acts of terrorism). The deductible or self-insured retention under such policy shall not exceed $25,000.00 The property policy must include (1) business income/rental value coverage with a limit acceptable to Lender and covering actual loss sustained for a period of at least 12 months, and (2) “ordinance or law” coverage, covering increased cost of construction resulting from a casualty event, cost of demolition of undamaged portion of the property, and resulting loss of income.

Commercial General Liability – required on a per occurrence basis, providing coverage for liabilities with primary coverage of not less than $1,000,000 per occurrence, and $2,000,000 general aggregate per year, covering liability due to personal and bodily injury or death and property damage arising from premises and operations, elevators, escalators, independent contractors, contractual liability, products and completed operations. The deductible or self-insured retention under such policy shall not exceed $25,000.00. Lender should be shown as Named Insured and Lender as Additional Insured.

Workman’s Compensation Liability and Employer Liability - insurance should be included in accordance with state requirements. The deductible or self-insured retention under such policy shall not exceed $25,000.00. Since Lender cannot be named as additional insured, Lender should be shown as Certificate Holder.

Flood Insurance – Required, if applicable, in at least maximum coverage per the National Flood Insurance Program (NFIP) (currently $500,000). A separate flood policy, declaration page(s), or signed application and proof of payment are acceptable as evidence of insurance for closing. Flood zones beginning with letter “A” or “V” are considered flood zones.

II. ACCEPTABLE EVIDENCE OF INSURANCE & REQUIREMENTS:

Property coverage(s) on ACORD form 28 with detailed endorsements & coverages

Liability coverage(s) on ACORD form 25 with additional insured endorsement attached

Proof of payment(s) provided

Carriers carry an AM BEST rating of A / VII or better (http//www.ambest.com)

Lender shown as Mortgagee and Loss Payee on property policy

Lender shown as Additional Insured on liability coverages

Exhibit B

Loan Agreement

Mortgagee clause reads:

Enterprise Bank & Trust,
its successors and/or assigns
1281 N. Warson Rd.
St. Louis, MO 63132

Borrower Name shown as Named Insured or Additional Named Insured.

III. OTHER/ENDORSEMENTS (as applicable):

Deductible/self insured retention should be no more than $5,000

30-day written notice of cancellation

Additional Insured – liability policies

Mortgagee and Loss Payee –property coverages.

Please forward evidence of insurance and or annual insurance renewals for review and approval to the attention of:

Enterprise Bank & Trust,
its successors and/or assigns
1281 N. Warson Rd.
St. Louis, MO 63132

Mortgagee and loss payee:

Enterprise Bank & Trust,
its successors and/or assigns
1281 N. Warson Rd.
St. Louis, MO 63132

Exhibit B

Loan Agreement

Schedule 3.5

Subsidiaries

Subsidiaries of Reliv’ International, Inc.1

Reliv, Inc., an Illinois corporation

Reliv World Corporation, an Illinois corporation

Reliv Europe, Inc., an Illinois corporation

Reliv Australia Pty, Limited, organized under the laws of Australia

Reliv New Zealand, Limited, organized under the laws of New Zealand

Reliv Now de Mexico, S. de R.L. de C.V., organized under the laws of Mexico

Reliv Philippines, Inc., organized under the laws of the Philippines

Reliv Canada Company, organized under the laws of Canada

Reliv International Sdn. Bhd., organized under the laws of Malaysia

Reliv Singapore Pte Ltd., organized under the laws of Singapore

Reliv Europe Limited, organized under the laws of the United Kingdom

SL Technology, Inc., a Missouri corporation

______________________

1 All subsidiaries conduct business under their legal names as stated above.

Schedule 3.5

Loan Agreement

Schedule 3.8

Litigation; Judgments

Pending Litigation styled as Reliv International, Inc. v. Tipton Mills Foods, LLC, Case Number 19SL-CC01775 filed April 30, 2019 in the Circuit Court of St. Louis County, Missouri.

Schedule 3.8

Loan Agreement

Schedule 3.23

Leases

That certain Lease dated January 1, 2019 by and between Grantor, as landlord, and Nutracom, LLC, a Missouri limited liability company, as tenant, as the same may be amended, modified, renewed or restated from time to time.

Those certain leases as disclosed in Borrowers’ annual audited financial statements.

Schedule 3.23

Loan Agreement